                                 EXHIBIT 11.1

                           LAM RESEARCH CORPORATION
                STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

                                                                           Three Months Ended
                                                                   (in thousands except per share data)
                                                        --------------------------------------------------------
                                                               December 31,                  December 31,
                                                                  1996                           1995
                                                        --------        --------        --------        --------
                                                                         Fully                           Fully
                                                        Primary         Diluted         Primary         Diluted
                                                        --------        --------        --------        --------
Net income                                                $2,493          $2,493         $33,479         $33,479

Add interest expense on convertible
  subordinated debentures, net of
  income tax effect                                                                                          975
                                                        --------        --------        --------        --------
                                                          $2,493          $2,493         $33,479         $34,454
                                                        ========        ========        ========        ========
Average shares outstanding                                30,266          30,266          27,375          27,305

Net effect of dilutive
  stock options                                              634             634             925             930

Assumed conversion of convertible
  subordinated debentures                                                                                 2,640
                                                        --------        --------        --------        --------
                                                          30,900          30,900          28,300          30,875
                                                        ========        ========        ========        ========
Net income per share                                       $0.08           $0.08           $1.18           $1.12
                                                        ========        ========        ========        ========



                                                                            Six Months Ended
                                                                   (in thousands except per share data)
                                                        --------------------------------------------------------
                                                               December 31,                    December 31,
                                                                  1996                            1995
                                                        --------        --------        ------------------------
                                                                         Fully                           Fully
                                                        Primary         Diluted         Primary         Diluted
                                                        --------        --------        --------        --------
Net income                                               $13,103         $13,103         $63,946         $63,946

Add interest expense on convertible
  subordinated debentures, net of
  income tax effect                                                                                        1,748

                                                        --------        --------        --------        --------
                                                         $13,103         $13,103         $63,946         $65,694
                                                        ========        ========        ========        ========
Average  shares outstanding                               30,266          30,266          27,313          27,313

Net effect of dilutive
  stock options                                              484             484           1,037           1,047

Assumed conversion of convertible
  subordinated debentures                                                                                  2,640
                                                        --------        --------        --------        --------
                                                          30,750          30,750          28,350          31,000
                                                        ========        ========        ========        ========
Net income per share                                       $0.43           $0.43           $2.26           $2.12
                                                        ========        ========        ========        ========


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